Exhibit 99.1

Anaptys Board of Directors Approves Spin-Off of First Tracks Biotherapeutics

•	Board sets spin-off distribution date for First Tracks Biotherapeutics: expected to occur April 20, 2026, pre-market

•	Stockholders will receive one share of First Tracks Bio common stock for every one share of AnaptysBio common stock owned

•	First Tracks Bio initial cash balance of $180 million, inclusive of $80 million from private placement

SAN DIEGO, CA — March 27, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB) today announced that its Board of Directors has approved the previously announced spin-off of First Tracks Biotherapeutics, Inc. (“First Tracks Bio”). The new company is expected to begin “regular-way” trading on the Nasdaq Stock Market LLC (“Nasdaq”) on April 20, 2026, under the ticker symbol “TRAX.”

First Tracks Bio will be a clinical-stage biotechnology company advancing next-generation antibody therapeutics that modulate immune pathways implicated in autoimmune and inflammatory diseases. Its initial three lead development-stage assets will include ANB033, a CD122 antagonist, in a Phase 1b trial for celiac disease and eosinophilic esophagitis; rosnilimab, a pathogenic T cell depleter, which has completed a Phase 2b trial for rheumatoid arthritis; and ANB101, a BDCA2 modulator, in a Phase 1a trial.

“The spin-off of First Tracks into an independent, public company is a strategic step that unlocks the value of our potentially best-in-class development pipeline focused on autoimmune diseases. With an initial two-year cash runway, we are positioned to carve a new trail toward a future where autoimmune diseases no longer define a patient’s life,” said Daniel Faga, who will serve as president and CEO of First Tracks Bio, and as Anaptys’ CEO. “This separation positions Anaptys to remain focused on managing and protecting our royalty streams and First Tracks Bio to focus on developing therapeutics that will deliver long-term value for patients and stockholders.”

Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal adviser to Anaptys for the transaction.

Leadership and Board of Directors for First Tracks Bio

•	Executive leadership team will include from Anaptys Daniel Faga, CEO; Paul Lizzul, M.D., Ph.D., CMO; and Ben Stone, CBO

•	Announced expected appointment of industry veteran Ajim Tamboli as Chief Financial Officer (CFO)

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Mr. Tamboli brings >25 years’ experience in life sciences as an investor and equity research analyst, as well as significant strategic and financial operations leadership as CFO at multiple public and private biotech companies

•	Mr. Tamboli is expected to start on April 20, 2026

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Board of Directors will include certain current members of Anaptys’ Board: Daniel Faga; Dennis Fenton, Ph.D.; John Orwin (Chairman); John Schmid; Magda Marquet, Ph.D.; Rita Jain, M.D.; and Tony Ware, M.D.

Capital Position for First Tracks Bio

•	Company to launch with $180 million in cash and an initial two-year cash-runway

•	Consisting of $100 million from Anaptys and $80 million in gross proceeds from oversubscribed private placement financing

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Includes participation from new and existing investors including 683 Capital Partners, LP, Adage Capital Partners, L.P., Affinity Asset Advisors, LLC, Ally Bridge Group, Janus Henderson Investors, Palo Alto Investors LP, Point72, StemPoint Capital LP, TCGX, Trails Edge Capital Partners, Vestal Point Capital, Woodline Partners LP, a leading mutual fund, and other institutional investors.

Spin-off and Trading Dynamics

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To effect the separation, Anaptys’ Board of Directors approved a distribution to Anaptys stockholders of all shares of First Tracks Bio common stock. Holders of Anaptys common stock will be entitled to receive one share of First Tracks Bio common stock for every one share of Anaptys common stock held on the expected record date of April 6, 2026

•	The distribution is expected to occur on April 20, 2026, prior to market open

•	For U.S. federal income tax purposes, the distribution is expected to be a taxable transaction for Anaptys

•	The distribution is subject to certain conditions described in the registration statement on Form 10 filed by First Tracks Bio

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Anaptys stockholders do not need to take any action to receive shares of First Tracks Bio common stock to which they are entitled as Anaptys stockholders. Additionally, stockholders do not need to make any payment, or surrender or exchange shares of Anaptys common stock, to participate in the separation

•	Following completion of the planned spin-off, Anaptys will continue to operate as a standalone company

•	Anaptys stockholders will continue to hold their shares of Anaptys common stock that will continue to be listed on Nasdaq under the ticker symbol “ANAB”

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Anaptys anticipates that “when-issued” trading of First Tracks Bio common stock on Nasdaq will begin on or about April 6, 2026, and First Tracks Bio common stock will begin “regular-way” trading on Nasdaq on the distribution date, April 20, 2026, under the symbol “TRAX”

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Anaptys stockholders who hold shares of common stock on the record date of April 6, 2026, and decide to sell any of those shares before the distribution date, should consult their stockbroker, bank or other nominee to understand whether the shares of Anaptys common stock will be sold with or without entitlement to First Tracks Bio common stock distributed pursuant to the distribution

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements relating to plans for executing the spin-off, the expected timing of the spin-off, the expected financial operations and condition of Anaptys and First Tracks Bio following the spin-off; the strategies, plans and objectives of Anaptys and First Tracks Bio following the spin-off; expectations related to the leadership, management, and staffing of Anaptys and First Tracks Bio following the spin-off; expectations regarding the structure, infrastructure, timing and taxation of the proposed separation of companies; whether any of First Tracks Bio’s product candidates will be best in class; and the projected cash runway for Anaptys and First Tracks Bio. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property, the ability to effect the separation of companies as described herein and other risks and uncertainties described under the heading “Risk Factors” in documents Anaptys files from time to time with the Securities and Exchange Commission and First Tracks Bio has filed in its Form 10 registration statement. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Nick Montemarano

Executive Director, Investor Relations

858.732.0178

investors@anaptysbio.com